UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2026

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

A copy of the special resolutions adopting the amendment to the Articles (as defined below) is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 15, 2026, TLGY Acquisition Corporation, a Cayman Islands exempted company (“TLGY” or the “Company”), held an extraordinary general meeting of shareholders (the “TLGY Shareholders’ Meeting”) at which its shareholders approved a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to modify the monthly amount that CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP, the Company’s sponsors (the “Sponsors”) or their affiliates or designees must deposit into the Company’s trust account (the “Trust Account”) in order to extend the period of time to consummate an initial business combination (the “Termination Date”) by one month, up to six times (starting from the first date on which such modified extension payment is made), if requested by the Sponsors and accepted by the Company, from the lesser of (x) $0.05 per outstanding share and (y) $25,000 to the lesser of (x) $0.05 per outstanding share and (y) $10,000 (the “Extension Amendment”).

On March 20, 2026, the record date for the TLGY Shareholders’ Meeting, there were 5,834,587 Class A ordinary shares, par value $0.0001 per share, of TLGY (“Class A Ordinary Shares”) and 105,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), entitled to be voted at the TLGY Shareholders’ Meeting. At the TLGY Shareholders’ Meeting, 5,408,488 Ordinary Shares, or approximately 91.06% of the shares entitled to vote at the TLGY Shareholders’ Meeting, were represented in person or by proxy, which constituted a quorum.

The following is a tabulation of the votes with respect to the Extension Amendment, which was approved by the Company’s shareholders:

For	Against	Abstain
5,406,283	2,105	100

In connection with the TLGY Shareholders’ Meeting, shareholders holding 13,817 Class A Ordinary Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account maintained by Continental Stock Transfer & Trust Company.

In addition, on April 16, 2026, the Company filed with the Cayman Islands Registrar of Companies a notice of the special resolutions amending the Articles. Under Cayman Islands law, the amendment to the Articles took effect upon approval of the Extension Amendment.

Item 8.01 Other Events.

On April 15, 2026, the Company notified Continental Stock Transfer & Trust Company of its intention to extend the Termination Date by an additional month for the period from April 29, 2026 to May 29, 2026, subject to the Sponsors or their affiliates or designees depositing $10,000 (the “Extension Deposit”) into the Trust Account.

On April 16, 2026, the Sponsors or their affiliates or designees deposited the Extension Deposit into the Trust Account and as a result the Termination Date was extended by one month until May 29, 2026.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibits
3.1	Copy of the special resolutions amending the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association, adopted by the shareholders of the Company on April 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2026

TLGY ACQUISITION CORPORATION

By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

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